UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ACI Worldwide, Inc.

(Name of Registrant as Specified In Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ACI WORLDWIDE, INC.

3520 Kraft Rd, Suite 300

Naples, Florida 34105

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2020

On April 24, 2020, ACI Worldwide, Inc. filed its proxy statement relating to its 2020 annual stockholders meeting with the SEC, and made the proxy statement available on the internet that same day. At the annual meeting, among other items, stockholders will be asked to elect directors to serve on ACI’s board of directors.

This supplement is being filed with the SEC and being made available to stockholders on May 29, 2020. This supplement should be read in conjunction with the proxy statement.

A proxy advisory firm recommended against the election of one nominee for the election of directors because ACI had not disclosed director attendance at meetings of the board of directors and board committees, despite the fact that SEC rules require disclosure only if an incumbent director attended fewer than 75% of the meetings of the board and the committees on which he or she served.

No nominee for election to the board of directors attended fewer than 90% of the meetings of the board and the committees on which he or she served.

The board of directors continues to recommend a vote FOR all nominees for election.